Exhibit 99.1

April 24, 2009

ANGIOTECH ANNOUNCES DATE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS

VANCOUVER, BC, April 24, 2009 – Angiotech Pharmaceuticals, Inc. (“Angiotech”) (NASDAQ: ANPI, TSX: ANP) today announced that its 2009 annual general meeting of shareholders will take place on June 4, 2009 at 10:00 a.m. Pacific time, at the Westin Grand Vancouver, 403 Robson Street, Vancouver, BC V6B 6L9. The record date for shareholders entitled to receive notice of and vote at the meeting will be April 27, 2009, and Angiotech expects to mail the meeting materials to shareholders on or about May 4, 2009.

About Angiotech

Angiotech Pharmaceuticals, Inc. is a global specialty pharmaceutical and medical device company with over 1,500 dedicated employees. Angiotech discovers, develops and markets innovative treatment solutions for diseases or complications associated with medical device implants, surgical interventions and acute injury. To find out more about Angiotech (NASDAQ: ANPI, TSX: ANP), please visit our website at www.angiotech.com.

CONTACT:

DeDe Sheel, Investor Relations and Corporate Communications
Angiotech Pharmaceuticals, Inc.
(415) 293-4412
dede.sheel@fd.com